UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

APPLIED OPTOELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

APPLIED OPTOELECTRONICS, INC.
SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2026
This proxy statement supplement (this “Supplement”) to the definitive proxy statement of Applied Optoelectronics, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2026 (the “Proxy Statement”), is being furnished to stockholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 4, 2026, at 9:30 a.m. Central Time, at the Company’s principal office located at 13139 Jess Pirtle Blvd., Sugar Land, TX 77478. This Supplement is being filed with the SEC and is being made available to shareholders on or about May 8, 2026.
Updates to the Definitive Proxy Statement
As previously disclosed, as a result of a competitive selection process, on May 4, 2026, the Audit Committee of the Board (the “Audit Committee”) approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and dismissed Grant Thornton, LLP (“Grant Thornton”) as its independent registered public accounting firm. Grant Thornton was previously engaged to perform a review of the Company’s consolidated financial statements for the quarter ending March 31, 2026. The dismissal of Grant Thornton does not affect its engagement for the quarter ending March 31, 2026.
In light of the Company’s auditor transition subsequent to the Proxy Statement filing, the disclosure under “Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm” is hereby updated as follows:
Due to a recently completed competitive selection process, and following the review and evaluation of proposals from all participating firms, on May 4, 2026, the Audit Committee (i) dismissed Grant Thornton, LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm and (ii) appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Grant Thornton served as our auditor since 2008.
As a result of the change in the Company’s independent registered public accounting firm, as Proposal 2, we are requesting that our shareholders ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
A representative of PwC is expected to attend the Annual Meeting, to have an opportunity to make a statement if desired, and to be available to respond to appropriate questions from our stockholders.
The audit reports of Grant Thornton on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2025 and 2024, and in the subsequent interim period through May 4, 2026, there were no: (1) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with their opinions for such years, or (2) “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in the Company’s operation of controls over its review of technical accounting analysis, as first disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which material weakness was remediated as of December 31, 2025.
During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through May 4, 2026, neither the Company nor anyone on its behalf consulted PwC with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Grant Thornton with a copy of the disclosures contained in the Current Report on Form 8-K filed by the Company with the SEC on May 8, 2026 (the “Form 8-K”) and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained therein. A copy of Grant Thornton’s letter, dated May 8, 2026, was filed as Exhibit 16.1 to the Form 8-K. The Company also provided Grant Thornton and PwC with a copy of the disclosures contained in this Supplement.
The Board of Directors unanimously recommends you vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If the stockholders do not approve the ratification of PwC as our independent registered public accounting firm, the Audit Committee will review its future selection in light of the vote result, but may still appoint PwC in the future. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the year if the Audit Committee determines that such change would be appropriate.
In addition, all other references to the ratification of the appointment of Grant Thornton as our independent registered public accounting firm in the Proxy Statement are updated to refer to the ratification of the appointment of PwC as our independent registered public accounting firm.
Important Information
Except for the updated information regarding the change in our independent registered public accounting firm disclosed herein, this Supplement does not modify or supplement the Proxy Statement in any manner. This Supplement should be read in conjunction with the Proxy Statement and the Company’s 2025 Annual Report as each contains information that is important to your decisions in voting at the Annual Meeting. Additional information is contained in the Proxy Statement that was previously made available to our stockholders.
All votes received on proposals for consideration at the Annual Meeting, including Proposal No. 2, prior to the filing and mailing of this Supplement, shall continue to be counted. Therefore, if you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you are a stockholder of record and would like to change or revoke your prior vote on any proposal, you may revoke your proxy and/or change your vote at any time before the polls close at the Annual Meeting by completing, dating, signing and returning the enclosed proxy, by voting again by Internet or telephone as more fully detailed on your proxy card, by delivering written instructions to the Corporate Secretary at our principal executive offices before the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself cause your previously voted proxy to be revoked unless you vote again at the Annual Meeting. If your shares are held in an account at a bank, broker, or other nominee, you should contact your bank, broker, or other nominee for instructions regarding how to change your vote. For additional information regarding changing or revoking your prior vote on any proposal, please refer to page 73 of the Proxy Statement.

APPLIED OPTOELECTRONICS, INC.

APPLIED OPTOELECTRONICS, INC.
ATTN: LEGAL DEPARTMENT
13139 JESS PIRTLE BLVD.
SUGAR LAND, TX 77478

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark and sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00440-P50354 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLIED OPTOELECTRONICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Class I Directors for Election:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

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Nominees:

01) Che-Wei Lin
02) Robert (Bob) Flanagan

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
4. To approve the amendment of our Amended and Restated Certificate of Incorporation, as amended, to clarify the voting standard that applies to certain future amendments.	☐	☐	☐
5. To approve the 2026 equity incentive plan.	☐	☐	☐
6. To approve an adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Annual Meeting.	☐	☐	☐

NOTE: In their discretion, the Proxies (or their substitutes) are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting including, without limitation, procedural and other matters related to the conduct of the meeting (such as adjournment to a later time or place) and the election of a substitute or alternate nominee if any nominee named above is unwilling or unable to, or for good cause will not, serve if elected.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

T00441-P50354Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.APPLIED OPTOELECTRONICS, INC.Annual Meeting of StockholdersJune 4, 2026 9:30 A.M. Central TimeThis proxy is solicited by the Board of DirectorsThe stockholder(s), revoking all prior proxies heretofore given, hereby appoint(s) Chih-Hsiang (Thompson) Lin and David Kuo, and each of them, as proxies, each with the power to appoint his substitute and to act alone, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all of the shares of common stock of APPLIED OPTOELECTRONICS, INC. that the stockholder(s) is/are entitled to vote if the stockholder(s) was/were present at the Annual Meeting of Stockholders to be held at 9:30 A.M. Central Time on June 4, 2026, at 13139 Jess Pirtle Blvd., Sugar Land, TX 77478, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees listed in Proposal 1, FOR Proposals 2, 3, 4, 5 and 6.Continued and to be signed on reverse side